EXHIBIT 10.1

FOURTH AMENDED WARRANT AGREEMENT

FOURTH AMENDED WARRANT AGREEMENT dated as of December 9, 2005 between DYNTEK, INC., a Delaware corporation having an address at 19700 Fairchild Road, Irvine, CA 92612 (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, having an address at 6201 15th Avenue, Brooklyn, New York 11219, as Warrant Agent (the “Warrant Agent”) (the “Fourth Amendment.”).

WHEREAS, the Company proposes to extend the expiration date of its outstanding Class A Warrants, which are publicly traded and currently exercisable at $2.00 per share, for two additional years until December 11, 2007 to permit the Company to retain the ability to obtain additional capital without incurring the expense and experiencing the delays inherent in either a secondary public offering or a private placement of securities;

WHEREAS, in connection with extension of the expiration date of the Company’s outstanding Class A Warrants, the Company hereby enters into this Fourth Amendment, which amends the Warrant Agreement dated as of December 11, 1992 between Universal Self Care, Inc. and American Stock Transfer & Trust Company (the “Original Agreement”), as previously amended by the Amended Warrant Agreement dated as of November 30, 1999 between Tadeo Holdings, Inc. and the Warrant Agent (the “First Amendment”), the Second Amended Warrant Agreement dated November 30, 2000 between Tekinsight.com, Inc. and the Warrant Agent (the “Second Amendment”), and the Third Amended Warrant Agreement dated April 10, 2001 between Tekinsight.com, Inc. and the Warrant Agent (the “Third Amendment”, and collectively, with the Original Agreement, the First Amendment and the Second Amendment, the “Warrant Agreement”).

NOW, THEREFORE, in consideration of the forgoing and for the purposes of defining the terms and provisions of the Class A Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Class A Warrants (the “Holders”), the Company and the Warrant Agent hereby agree as follows:

1.             DEFINITIONS.  All terms not expressly defined herein shall the have the same meaning as set forth in the Warrant Agreement.

2.             AMENDMENT TO SECTION 5.1 OF THE WARRANT AGREEMENT.  Section 5.1 of the Warrant Agreement is hereby amended to read as follows:

“5.1.        Term of Warrants.  Subject to the terms of this Agreement, each Holder of Class A Warrants shall have the right, which may be exercised during the period commencing on the first anniversary of the date hereof and ending at the close of business on the fifteenth anniversary of the date hereof, to purchase from the Company the number of fully-paid and non-assessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.”

3.             AMENDMENT TO SECTION 11 OF THE WARRANT AGREEMENT.  Section 11 of the Warrant Agreement is hereby amended to read as follows:

“11.         Expiration of Warrants.  At the close of business on the fifteenth anniversary of the date hereof, all outstanding Class A Warrants shall become null and void and all rights of all holders thereof and thereunder and under this Agreement shall cease.”

4.             AMENDMENT TO SECTION 26 OF THE WARRANT AGREEMENT.  Section 26 of the Warrant Agreement is hereby amended to read as follows:

“26.         Termination.  This Agreement shall terminate at the close of business on the day which is seven (7) days after the fifteenth anniversary of the date hereof, or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for any cash held by it after the termination hereof.”

5.             PROVISIONS NOT AMENDED.  All terms of the Warrant Agreement not otherwise amended hereby shall continue to remain in full force and effect.

6.             SUCCESSORS.  All the covenants and provisions of this Fourth Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

7.             APPLICABLE LAW.  This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of law.

8.             BENEFITS OF THIS AMENDED WARRANT AGREEMENT.  Nothing in this Fourth Amendment shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Fourth Amendment.  This Fourth Amendment shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.

9.             COUNTERPARTS.  This Fourth Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10.           CAPTIONS.  The captions of the sections and subsections of this Fourth Amendment have been inserted for convenience only and shall have no substantive effect.

IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amendment effective as of the date first written above.

DYNTEK, INC.

By:	/s/ Robert I. Webber
Robert I. Webber
President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ Herbert J. Lemmer
Herbert J. Lemmer
Its:	Vice President